Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Novellus Systems, Inc.:

(1)	Registration Statement (Form S-8 Nos. 333-126807, 333-149482 and 333-160224) pertaining to the Amended and Restated 1992 Employee Stock Purchase Plan and the Amended and Restated 2001 Stock Incentive Plan, as amended,

(2)	Registration Statements (Form S-8 Nos. 33-62807, 333-11825, 333-35487, 333-65567 and 333-80453) pertaining to the Novellus Systems, Inc. Amended and Restated 1992 Stock Option Plan, and the Novellus Systems, Inc. Amended and Restated 1992 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-54056) pertaining to the Gasonics International Corporation 1994 Stock Option/Stock Issuance Plan, and the Gamma Precision Technology 1998 Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-54058) pertaining to the Novellus Systems, Inc. Amended and Restated 1992 Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-70146) pertaining to the Novellus Systems, Inc. 2001 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-54056) pertaining to the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, Gamma Precision Technology 1998 Stock Option Plan, GaSonics International Corporation 2000 Supplemental Stock Option Plan, and the Novellus Systems, Inc. 401(k) Plan,

(7)	Registration Statement (Form S-8 No. 333-89742) pertaining to the Novellus Systems, Inc. Amended and Restated 1992 Stock Option Plan, Novellus Systems, Inc. Amended and Restated 1992 Employee Stock Purchase Plan, Novellus Systems, Inc. 2001 Stock Incentive Plan, Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, Novellus Systems, Inc. 401(k) Plan, GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, Gamma Precision Technology 1998 Stock Option Plan, and the GaSonics International Corporation 2000 Supplemental Stock Option Plan,

(8)	Registration Statement (Form S-8 No. 333-101730) pertaining to the SpeedFam, Inc. 1991 Employee Incentive Stock Option Plan, as amended, SpeedFam-IPEC, Inc. 1992 Stock Option Plan, as amended, 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC International, Inc., as amended, 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc., and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June14, 2001,

(9)	Registration Statement (Form S-8 No. 333-102784) pertaining to the Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, as amended,

(10)	Registration Statement (Form S-8 Nos. 333-165051, 333-121248 and 333-157596) pertaining to the Novellus Systems, Inc. Retirement Plan, and

(11)	Registration Statement (Form S-8 No. 333-117169) pertaining to the New Employee Stand-Alone Non-Statutory Stock Option Agreement, New Employee Stand-Alone Restricted Stock Award and the Novellus Systems, Inc. Retirement Plan;

(12)	Registration Statement (Form S-8 No. 333-174118) pertaining to the 2011 Stock Incentive Plan.

of our reports dated February 24, 2012, with respect to the consolidated financial statements and schedule of Novellus Systems, Inc., and the effectiveness of internal control over financial reporting of Novellus Systems, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/    Ernst & Young LLP

San Jose, California

February 24, 2012